United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$18,155,950
Unrealized Gain (Loss) on Market Value of Futures	(21,207,900)
Dividend Income	(4,745)
Interest Income	22,294
ETF Transaction Fees	14,000
Total Income (Loss)	$(3,020,401)

Expenses
General Partner Management Fees	$213,852
Brokerage Commissions	52,636
Tax Reporting Fees	42,600
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	7,461
NYMEX License Fee	7,128
Prepaid Insurance Expense	6,961
Other Expenses	850
Total Expenses	$344,639
Net Income (Loss)	$(3,365,040)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/14	$549,128,958
Additions (8,200,000 Shares)	300,334,635
Withdrawals (5,800,000 Shares)	(215,144,454)
Net Income (Loss)	(3,365,040)

Net Asset Value End of Month	$630,954,099
Net Asset Value Per Share (17,400,000 Shares)	$36.26

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612